                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ABC BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                  ABC BANCORP
                            310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 12, 1998

To the Shareholders of ABC Bancorp:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ABC Bancorp (the "Company") will be held at Sunset Country Club, Thomasville Highway, Moultrie, Georgia 31768, on Tuesday, May 12, 1998, commencing at 4:15 p.m., local time, for the following purposes:

    (1) To elect two Class I directors for a three-year term of office;

    (2) To consider and vote upon (i) an amendment to the Bylaws to provide that any vacancy on the Board of Directors shall be filled by the directors remaining in office; (ii) an amendment to the Articles of Incorporation to provide that a majority of the directors would constitute a quorum of the Board of Directors; (iii) amendments to the Company's Articles of Incorporation and Bylaws to provide that a director may be removed only for cause; (iv) an amendment to the Company's Bylaws to provide that advance notice of shareholder nominations to the Board of Directors must be given to the Company and certain information provided in connection therewith; and (v) amendments to the Company's Articles of Incorporation and Bylaws to require the affirmative vote of at least 75% of the shareholders entitled to vote to alter, amend or repeal the provisions of the Articles of Incorporation and Bylaws with respect to the foregoing matters and the provisions of the Bylaws with respect to the classification and staggered terms of the directors, or to adopt any provision of the Articles of Incorporation or the Bylaws inconsistent with any of the foregoing;

    (3) To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, as the Company's independent accountants for the fiscal year ending December 31, 1997; and

    (4) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

  Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered--whether individually, as joint tenants, or in a representative capacity--and sign the related proxy accordingly.

  A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during normal business hours, for a period of at least ten days prior to the Annual Meeting at the Company's corporate offices located at the address set forth above.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-prepaid envelope. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

                                   By Order of the Board of Directors

                                   /s/ Williard Lasseter
                                   Willard Lasseter, Chairman
Moultrie, Georgia
March 20, 1998

                                  ABC BANCORP
                            310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying form of proxy (which were first sent or given to shareholders on or about March 16, 1998) are furnished to shareholders of ABC Bancorp (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Sunset Country Club, Thomasville Highway, Moultrie, Georgia, on Tuesday, May 12, 1998, at 4:15 p.m., local time, and any adjournment or postponement thereof.

  A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All shares represented by a properly executed, unrevoked proxy will be voted on all matters presented at the Annual Meeting on which the shares are entitled to vote, unless the shareholder attends the Annual Meeting and votes in person. Proxies solicited will be voted in accordance with the instructions given on the enclosed form of proxy. UNLESS AUTHORITY IS WITHHELD IN THE MANNER INDICATED ON THE ENCLOSED FORM OF PROXY, IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES NAMED HEREIN.

  Only shareholders of record at the close of business on March 6, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 7,524,718 shares of common stock (the "Common Stock") outstanding and entitled to vote. All holders of Common Stock are entitled to cast one vote per share held as of the Record Date.

  The cost of preparing and mailing proxy materials will be borne by the Company. In addition to solicitation by mail, solicitations may be made by officers and other employees of the Company in person or by telephone, telecopier or telegraph. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed for the expenses of sending proxy materials to the beneficial owners of Common Stock held of record on behalf of such persons.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  Principal Shareholders. There are currently no persons who are known to the Board to own beneficially five percent or more of the outstanding Common Stock.

  Security Ownership of Management and Others. The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of the Record Date, by directors, nominees for election as directors, executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information," and by all directors and executive officers as a group.

                                                      COMMON STOCK
                                                   BENEFICIALLY OWNED
                             POSITION WITH THE       AS OF MARCH 6,   PERCENT
NAME OF BENEFICIAL OWNER          COMPANY               1998(1)       OF CLASS
------------------------     -----------------     ------------------ --------
Johnny W. Floyd (2).....          Director             46,069.1567       *
J. Raymond Fulp.........          Director             29,589.7350       *
Kenneth J. Hunnicutt      Chief Executive Officer,    136,469.3088      1.8
(3).....................   President and Director
Daniel B. Jeter.........          Director              2,350.3493       *
Willard Lasseter (4)....          Director             79,166.0000      1.1
Bobby B. Lindsey (5)....          Director             66,004.0000       *
Hal L. Lynch (6)........          Director            174,416.3088      2.3
Eugene M. Vereen, Jr.             Director             81,646.0000      1.1
(7).....................
Doyle Weltzbarker (8)...          Director             74,000.3088       *
Henry C. Wortman (9)....          Director             32,462.5553       *


All directors and executive officers as a group
(16 persons, including those listed above).......     727,251.3791      9.7

--------
  *Less than 1%.
(1) Except as otherwise specified, each individual has sole and direct beneficial ownership interest and voting rights with respect to all shares of Common Stock indicated.
(2) Includes 7,433 shares owned by Mr. Floyd's wife and 22,282 shares owned by his two children, with whom Mr. Floyd shares investment and voting power pursuant to an oral agreement.
(3) Includes options to acquire 64,583 shares (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION"); 4,966 shares owned by a partnership in which Mr. Hunnicutt is a partner; and 2,250 shares owned by a partnership of which Mr. Hunnicutt's wife is a partner.
(4) Includes 36,666 shares owned by Lasseter Tractor Company, a corporation of which Mr. Lasseter is President.
(5) Includes 12,476 shares owned by Mr. Lindsey's three children, with whom Mr. Lindsey shares investment and voting power; 957 shares owned jointly by Mr. Lindsey and his son; and 832 shares owned by Mr. Lindsey's wife, with whom he shares investment and voting power. Also includes 10,041 shares owned by Dixie Oil Co., 7,541 shares owned by Dixie Gas & Oil Co., 7,541 shares owned by Dixie Petroleum Co.; 10,041 shares owned by L & L Oil Co., Inc. and 9,875 shares owned by L.D. Advertising Co., with respect to all of which Mr. Lindsey is President.
(6) Includes 162,496 shares owned by Mr. Lynch's family members, with whom Mr. Lynch shares voting and investment power.
(7) Includes 2,300 shares owned by M.I.A., Co., a corporation of which Mr. Vereen is President; 4,000 shares owned by his wife.
(8) Includes 20,355 shares held by the West-End Milling Company ESOP Trust, of which Mr. Weltzbarker serves as trustee and as to which Mr. Weltzbarker disclaims beneficial ownership.
(9) Includes 3,367 shares owned by Mr. Wortman's wife, with whom Mr. Wortman shares investment and voting power; and 7,976.789 shares held as co-trustee with Mr. Wortman's wife for the benefit of their two children; and 1,256.8892 shares owned jointly by Mr. Wortman and spouse.

                       PROPOSAL I: ELECTION OF DIRECTORS

  The Company has a classified Board consisting of three Class I directors (Messrs. Floyd and Jeter), four Class II directors (Messrs. Fulp, Lindsey, Lynch and Wortman), and four Class III directors (Messrs. Vereen, Hunnicutt, Lasseter and Weltzbarker). The Class I, Class II and Class III directors currently serve until the annual meetings of shareholders to be held in 1998, 1999 and 2000, respectively, and after the Annual Meeting, until 1999, 2000 and 2001, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly created directorships can generally be filled by vote of a majority of the directors then in office. Executive officers are elected annually by the Board and serve at the discretion of the Board.

  At the Annual Meeting, shareholders are being asked to elect two directors to serve as Class I directors until the 2001 annual meeting of shareholders and until their successors are duly elected and qualified.

  In order to be elected, a nominee for director must receive an affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

  Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote "FOR" the election of the nominees listed below as directors for the ensuing term and until their successors are elected and qualified. In the event any such nominee for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board knows of no reason to anticipate that the nominees will not be candidates. Except as set forth below, each of the nominees has been engaged in his principal occupation during the past five years. There is no family relationship between any of the directors and executive officers of the Company.

  The Board, the Company and its officers, directors and employees wish to extend their condolences to the family of John M. Mobley, who has been a director of the Company since 1997 and who was a nominee for election as a Class I director. Mr. Mobley passed away on February 24, 1998. The Board has not appointed a replacement for Mr. Mobley, and his seat on the Board is currently vacant.

  The following sets forth certain information as of March 6, 1998, concerning the nominees for election as directors of the Company and the other directors whose terms of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS WITH TERMS EXPIRING IN 2001

  Johnny W. Floyd (age 59) has been a director of the Company since 1995. Mr. Floyd currently serves as the Chairman of the Board of Directors of Central Bank and Trust, of which he has been a director since 1996. Mr. Floyd is the President of Floyd Timber Company, a forestry products company, and the President of Cordele Realty.

  Daniel B. Jeter (age 46) has been a director since 1997. Mr. Jeter is the Vice-President and a major shareholder of Standard Discount Corporation ("Standard"), a consumer finance company. Mr. Jeter joined the family-owned business in March 1979, and is an officer and director of each of Standard's several affiliates, Colquitt Loan Company, Globe Loan Company of Hazelhurst, Globe Loan Company of Tifton, Globe Loan Company of Moultrie, Peach Finance Company, Personal Finance Service of Statesboro, Globe Financial Services of Thomasville, Classic Insurance Company, Ltd, and Cavalier Insurance Company (where he serves as President). In addition, Mr. Jeter serves as a director of the Georgia Industrial Loan Association and of the Georgia Financial Services Association.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL
I.

                              BOARD OF DIRECTORS

DIRECTORS

  J. Raymond Fulp (age 53) became a director of the Company in 1989 and has been a director of Citizens Security Bank-Tifton since 1987. Mr. Fulp has been a pharmacist since 1969. Since 1974, Mr. Fulp has been co-owner of Midtown Pharmacy in Tifton. Mr. Fulp's term expires in the year 1999.

  Bobby B. Lindsey (age 68) was appointed to the Board in 1994. Mr. Lindsey is also Chairman of the Board of Directors of Citizens Security Bank (formerly known as The Citizens Bank of Tifton) ("Citizens Security Bank") since 1986. Mr. Lindsey serves as President of Dixie Oil Company, Gasmarts, Inc., Dixie Gas & Oil Company, Dixie Petroleum Company, Dixie Oil Distributing Company, Dixie Oil, Florida, L & L Oil Company, Dixie Petroleum Company of Alabama, Red Diamond Oil Company, Best Petroleum Company, Dixie Refineries, Inc., each of which is engaged in the petroleum business, Lenox Enterprises, Inc., an oil retail company and L.D. Advertising Company, an advertising agency, all since prior to 1978. Mr. Lindsey also serves on the Board of Directors of the Georgia Oilman's Association. Mr. Lindsey's term expires in the year 1999.

  Hal L. Lynch (age 68) has been a director since 1992. Mr. Lynch is President of Lynch Management Company, which manages automobile dealerships in Florida and Georgia, Daytona Lincoln-Mercury, Thomasville Sales and North Florida Lincoln-Mercury. Mr. Lynch has been in the automobile business since 1953. Mr. Lynch's term expires in the year 1999.

  Henry C. Wortman (age 59) has been a director since 1990. Mr. Wortman has also been Vice Chairman and a director of Heritage Community Bank (formerly known as The Bank of Quitman)("Heritage Community Bank") since 1988. Mr. Wortman has been a principal partner of Jackson & Wortman, a dairy, pecans, timber and general farming operation based in Quitman, Georgia, since 1965. Mr. Wortman is also the Chairman of the Board of Directors of the Georgia Agricultural Commodity Commission, a member of the Board of Directors of the Georgia-Florida Fertilizer Company and the Treasurer of Georgia Milk Producers. Mr. Wortman's term expires in the year 1999.

  Eugene M. Vereen, Jr. (age 77) has been a director since 1981. Mr. Vereen was the Chairman of the Board from 1981 to April 19, 1995 and Chief Executive Officer from 1981 to 1994. From 1971 to present, Mr. Vereen has also served as a director of American Banking Company. From the time of their acquisition to 1995, Mr. Vereen also served as a director of Heritage Community Bank, Bank of Thomas County, Citizens Security Bank and Cairo Banking Company, each of which is a wholly-owned subsidiary of the Company. Mr. Vereen is President of M.I.A., Co., a real estate holding and investment company, and has previously served as Senior President of American Banking Company. He now serves as Chairman Emeritus of the Company and President Emeritus of American Banking Company. From 1951 until its sale in 1983, Mr. Vereen served as Chairman of the Board of Moultrie Insurance Agency. Mr. Vereen's term expires in the year 2000.

  Kenneth J. Hunnicutt (age 61) has been a director since 1981. Mr. Hunnicutt has also been Chief Executive Officer of the Company since 1994 and President since 1981. Mr. Hunnicutt served as Senior President of American Banking Company from 1989 to 1991 and as President of American Banking Company from 1975 to 1989 and currently serves as a director of American Banking Company, Heritage Community Bank, Bank of Thomas County, Citizens Security Bank-Tifton, Citizens Security Bank-Douglas, Citizens Security Bank-Ocilla, Cairo Banking Company, Southland Bank, Central Bank & Trust, First National Bank of South Georgia and Merchants & Farmers Bank, each of which is a wholly-owned subsidiary of the Company. Mr. Hunnicutt's term expires in the year 2000.

  Willard Lasseter (age 68) has been a director of the Company since 1982 and Chairman of the Board of Directors since April 19, 1995. Mr. Lasseter served as Vice Chairman of the Board from 1992 to 1995, Chairman of the Board of Directors of American Banking Company from 1990 to 1997 and a director of American Banking Company since 1971. Mr. Lasseter also served as Vice Chairman of the Board of Directors of American Banking Company from 1984 to 1990. Since 1959, Mr. Lasseter has owned and operated Lasseter Tractor Company, a

John Deere dealership. Mr. Lasseter is also the President of Chevron Food Mart of Moultrie, Inc. Mr. Lasseter's term expires in the year 2000.

  Doyle Weltzbarker (age 63) has been a director since 1985, Vice Chairman of the Board of Directors since 1995 and a director of Heritage Community Bank since 1975. From 1982 until 1987, Mr. Weltzbarker served as Vice Chairman, and currently serves as Chairman, of the Board of Directors of Heritage Community Bank. Since 1985, Mr. Weltzbarker has served as a director and President of West End Milling Company, a feed manufacturing business, and Brooksco Dairy, Inc. and Dixie Hog Corporation, both of which are livestock and farming businesses. Mr. Weltzbarker is also a member of Superior Swine International, LLC and LEHY Pork, LLC, which are livestock breeding and production businesses. Mr. Weltzbarker also serves as a director of Georgia-Florida Fertilizer Co. and the Georgia Agribusiness Council and serves on the advisory board of Norfolk Southern Corporation, which owns the Norfolk Southern Railroad. Mr. Weltzbarker's term expires in the year 2000.

  The backgrounds of the directors with terms expiring in 1998 are summarized above.

COMMITTEES OF THE BOARD

  The Company's Executive Committee is comprised of six directors, a majority of whom are neither officers nor employees of the Company. The Executive Committee is authorized to exercise all of the powers of the Board, except the power to declare dividends, elect directors, amend the bylaws, issue stock or recommend any action to shareholders. The Executive Committee, among other things, considers and makes recommendations to the Board regarding the size and composition of the Board, recommends and nominates candidates to fill Board vacancies that occur and recommends to the Board the director nominees for whom the Board will solicit proxies. The current members of the Executive Committee are Messrs. Vereen, Hunnicutt, Lasseter, Lindsey, Lynch and Weltzbarker.

  The Company's Executive Loan Committee is comprised of five members. Four of the Executive Loan Committee members are directors of the Company, and the remaining member is the Company's Senior Credit Officer. The Executive Loan Committee is responsible for reviewing and approving all of the Company's and the Subsidiary Banks' loan and credit requests with principal amounts between $1.5 million and $3.0 million. The current members of the Executive Loan Committee are Messrs. Hunnicutt, Lasseter, Weltzbarker, Wortman and J. Michael Allen.

  The members of the Compensation Committee of the Board (the "Compensation Committee"), established in 1992, are Messrs. Vereen, Hunnicutt, Lasseter and Weltzbarker. Mr. Mobley also served as a member of the Compensation Committee until February 1998. The duties of the Compensation Committee are generally to establish the salaries, bonuses, management perquisites and other compensation of the officers of the Company and each of the Company's nine subsidiary banks (the "Banks"). The Compensation Committee also has the authority to administer and interpret the ABC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan and the 1997 Incentive Stock Option Plan for Kenneth J. Hunnicutt, including the selection of eligible participants in such plans and the type, amount, duration and acceleration and vesting of individual grants and awards made thereunder.

  The Company also has an Audit Committee consisting of seven members. One of the Audit Committee members is a director of the Company, and each of the remaining six members is a Bank director. Mr. Lasseter currently represents the Company on this committee. The other members of the Audit Committee are Grady Williams (Chairman), Raymond Fulp, Henry Wortman, John Briggs, Lynn Jones and Maurice Chastain. The Audit Committee meets as required to review the audits performed by the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, the Company's independent accountants and the internal auditors of the Company and the Banks.

  In 1997, the Board held 12 meetings. The Executive Committee held 12 meetings, the Executive Loan Committee held 17 meetings, the Compensation Committee held four meetings and the Audit Committee held two meetings. Each director attended at least 75% of all meetings of the full Board and of those Committees on which he served in 1997.

  The Company does not have a standing nominating committee.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

  The following table and notes present the cash and non-cash compensation paid or accrued during each of the last three fiscal years to the Company's Chief Executive Officer and to each of its other executive officers whose total cash compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                         -------------------------------- --------------------------------
                                                                                   AWARDS          PAYOUTS ALL OTHER
                                                                          ------------------------ -------   ANNUAL
  NAME AND PRINCIPAL                                         OTHER ANNUAL RESTRICTED                LTIP    COMPEN-
       POSITION                     YEAR  SALARY(1)   BONUS  COMPENSATION STOCK AWARD OPTIONS/SARS PAYOUTS   SATION
  ------------------                ----  ---------   -----  ------------ ----------- ------------ ------- ---------
Kenneth J. Hunnicutt,
 Chief Executive Officer,           1997 $253,703(2) $88,469      --           --          --         --   $55,102(3)
 President and Director             1996 $221,250(2) $83,944      --           --          --         --   $53,602(3)
                                    1995 $176,860(2) $42,771      --           --          --         --   $54,138(3)

--------
(1) Includes directors' fees.
(2) Contributions to the investment account under the Deferred Compensation Agreement are disclosed as "All Other Annual Compensation." See footnote
    (3), below.
(3) For each of 1995, 1996 and 1997, the Company made contributions for the benefit of Mr. Hunnicutt to a Simplified Employee Pension Plan in the amount of $22,500, $22,500 and $24,000 respectively; to the investment account under the Deferred Compensation Agreement in the amount of $15,300 each year; and to the investment account under the Salary Continuation Agreement in the amount of $16,338, $15,802 and $15,802, respectively. Amounts contributed under the Salary Continuation Agreement were inadvertently omitted from the Company's Proxy Statements prior to the Proxy Statement for the 1997 Annual Meeting of Shareholders.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

  The following table sets forth information with respect to options granted to Kenneth J. Hunnicutt under the ABC Bancorp 1997 Incentive Stock Option Plan for Kenneth J. Hunnicutt during 1997.

                                                                         POTENTIAL
                                                                    REALIZABLE VALUE AT
                                                                      ASSUMED ANNUAL
                                                                      RATES OF STOCK
                                                                    PRICE APPRECIATION
                                     INDIVIDUAL GRANTS              FOR OPTION TERM(2)
                         ------------------------------------------ -------------------
                                     PERCENT OF
                         NUMBER OF     TOTAL
                         SECURITIES   OPTIONS   EXERCISE
                         UNDERLYING  GRANTED TO  PRICE
                          OPTIONS    EMPLOYEES    (PER   EXPIRATION
NAME                     GRANTED(1)   IN 1997    SHARE)     DATE       5%       10%
----                     ----------  ---------- -------- ---------- -------- ----------
Kenneth J. Hunnicutt....   45,000(3)    100%     $17.00   01/21/07  $481,104 $1,219,213

                           OPTION GRANTS DURING 1997

--------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 10 years after the date of grant.
(2) These amounts represent certain assumed rates of appreciation as set forth by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) These options vested immediately on the date of grant, but are exercisable in the following manner: (i) options to purchase 5,300 shares were exercisable on the date of grant; (ii) options to purchase an additional 5,800 shares were exercisable on January 1, 1998; (iii) options to purchase an additional 5,800 shares become exercisable each year thereafter for the next five years; and (iv) options to purchase 4,900 shares become exercisable on January 1, 2004.

      STOCK OPTION EXERCISES DURING 1997 AND STOCK OPTION YEAR-END VALUES

  The following table sets forth information with respect to options exercised by the named executive officer in the last fiscal year and the number and value of unexercised options and SARs held as of the end of the last fiscal year for the executive officer named in the Summary Compensation Table.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                          SHARES            OPTIONS/ SARS AT FY-END  THE-MONEY OPTIONS/SARS AT
                         ACQUIRED  VALUE            (#)(4)                FY-END ($) (2)
                            ON    REALIZED ------------------------- -------------------------
NAME                     EXERCISE   (1)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
Kenneth J. Hunnicutt....   --       $--       1,667        6,667(3)    21,671       $86,671(3)

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The fiscal-year end values are calculated based upon the last known sales price for the Common Stock on December 31, 1997.
(3) This option was granted pursuant to the Company's 1997 Incentive Stock Option Plan for Kenneth J. Hunnicutt at an exercise price of $6.75 per share. The option became exercisable in 1997 and vests at a rate of 1,667 shares per year.
(4) All share amounts have been adjusted to reflect the Company's 5-for-4 stock split effected in the form of a 25% stock dividend on shares outstanding as of April 15, 1997.

DEFERRED COMPENSATION AGREEMENT

  The Company has entered into a Deferred Compensation Agreement with Mr. Hunnicutt. Pursuant to the Deferred Compensation Agreement, which is fully funded by insurance, the Company has agreed to pay Mr. Hunnicutt deferred compensation in the event of his retirement, disability or death or termination of his employment, in the amounts and for the periods set forth below.

            EVENT                              AMOUNT                  NUMBER OF MONTHS
            -----                              ------                  ----------------
Normal retirement               $3,750/month                                  180
Early retirement                Value of investment account (1)               120
                                $3,750/month if during normal
Disability                      retirement                                    180
                                Value of investment account if prior
                                to retirement (1)                             120
Death during normal retirement  $5,000/month                         Balance of 180 months
Death during early retirement   $5,000/month                         Balance of 120 months
Death prior to retirement       $5,000/month                                  180
Termination of employment       Value of investment account (1)(2)            120

--------
(1) The balance of the investment account as of the dates set forth below is as follows:

        DATE                                                BALANCE
        ----                                                --------
        12/15/95........................................... $244,000
        12/15/96........................................... $265,000
        12/15/97........................................... $286,000
        12/15/98........................................... $310,000
        12/15/99........................................... $336,000
        12/15/2000......................................... $360,000

(2) Mr. Hunnicutt may elect (i) not to receive the value of the investment account upon termination of his employment; and (ii) to receive normal retirement benefits of $3,750 per month for 180 months when he reaches normal retirement age.

  In the fiscal year ended December 31, 1997, $31,872 was accrued, but not paid, to Mr. Hunnicutt pursuant to the Deferred Compensation Agreement.

SALARY CONTINUATION AGREEMENT

  The Company has entered into a Salary Continuation Agreement with Mr. Hunnicutt. The Salary Continuation Agreement, which is fully funded by insurance, provides that if Mr. Hunnicutt remains in the Company's employ until he reaches age 68, he will be entitled to receive 15 annual payments of $33,750 each in compensation for various consulting and advisory services to be provided to the Company and/or its senior executives over a 15-year period.

EXECUTIVE EMPLOYMENT AGREEMENT

  The Company entered into an Executive Employment Agreement with Mr. Hunnicutt effective as of September 20, 1994, amended as of September 30, 1996 (the "Executive Employment Agreement"), pursuant to which Mr. Hunnicutt has agreed to serve as the President and Chief Executive Officer of the Company for an initial term of five years. The term is automatically extended for an additional one year term on the anniversary of the effective date of the Executive Employment Agreement unless either party gives written notice to the other party not to so extend the term within 90 days prior to any such anniversary, in which case no further extension will occur and the term will end two years after the anniversary of the date of the notice not to extend. Notwithstanding any notice by the Company not to extend, the term of the Executive Employment Agreement will not expire prior to the expiration of 24 months after the occurrence of a Change of Control (as such term is defined in the Executive Employment Agreement) of the Company. The Executive Employment Agreement, which automatically terminates when Mr. Hunnicutt attains age 68, provides that Mr. Hunnicutt will receive a minimum base salary of $150,000.

  In addition, the Executive Employment Agreement provides that Mr. Hunnicutt is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company. The Executive Employment Agreement further provides that, in the event of termination of Mr. Hunnicutt's employment with the Company, the Company will pay to Mr. Hunnicutt (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for "cause" (as defined in the Executive Employment Agreement) and (ii) his base salary and annual bonus through the date of termination and, for three additional 12-month periods, his base salary and a bonus in an amount determined pursuant to the terms of the Executive Employment Agreement if he terminates his employment for "good reason" (as defined in the Executive Employment Agreement).

  If Mr. Hunnicutt elects to terminate his employment upon 90 days notice, then the Company is obligated to pay him his annual salary and annual bonus through the date of termination. In the event of Mr. Hunnicutt's death, the Company is obligated to purchase, under certain circumstances, all outstanding stock options previously granted to Mr. Hunnicutt, whether or not such options are then exercisable, at a cash purchase price equal to the amount by which the aggregate fair market value of such options exceed their exercise price. Finally, the Executive Employment Agreement also included certain restrictive covenants which limit Mr. Hunnicutt's ability to compete with the Company or divulge certain confidential information concerning the Company.

EXECUTIVE CONSULTING AGREEMENT

  On September 20, 1994, the Company entered into an Executive Consulting Agreement with Eugene M. Vereen, Jr., as amended on March 30, 1995 (the "Executive Consulting Agreement"), pursuant to which Mr.

Vereen has agreed to provide certain consulting services to the Company following his retirement or resignation as Chairman of the Board for a period of six years, provided that the Executive Consulting Agreement automatically terminates upon Mr. Vereen's 80th birthday. Mr. Vereen retired as Chairman of the Board on April 19, 1995. The Executive Consulting Agreement provides that Mr. Vereen will provide consulting services to the Company when requested by the Company's Chief Executive Officer and that the Company will pay Mr. Vereen the sum of $87,500 per year for his services thereunder. In addition, Mr. Vereen is entitled to reimbursement for his reasonable expenses incurred in connection with his duties under the Executive Consulting Agreement. Finally, the Executive Consulting Agreement includes certain restrictive covenants which limit Mr. Vereen's ability to compete with the Company or divulge certain confidential information concerning the Company.

COMPENSATION OF DIRECTORS

  All directors receive a fee of $300 per month. Board meetings are held monthly. Members of the Executive Committee (except Mr. Hunnicutt) receive a fee of $300 per month, and members of the Audit Committee receive $200 per meeting. Mr. Wortman receives $200 per meeting for his services on the Executive Loan Committee and is the only member of the Executive Loan Committee to receive compensation for service thereon.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, Mr. Hunnicutt served as the Company's President and Chief Executive Officer and also served on the Compensation Committee. No other member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries.

  The Company and the Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with members of the Compensation Committee, including corporations, partnerships and other organizations in which such members have an interest. The Board believes that the terms of such loans (including interest rates, collateral and repayment terms) are fair and equitable and are substantially the same as terms prevailing at the time such loans were made for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

  The Company's executive compensation programs are administered by the Compensation Committee. During 1997, the Compensation Committee was composed of Messrs. Vereen, Hunnicutt, Lasseter, Mobley and Weltzbarker.

  The Company's executive compensation is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The base salary for executives is determined in relation to their level of responsibility. Salary ranges are reviewed on an annual basis, taking into consideration, among other things, the financial performance of the Company, and are adjusted as necessary. Executives' salaries are reviewed on an annual basis, and salary changes are based primarily upon individual performance.

  In reviewing the performance of Mr. Hunnicutt, the Company's President and Chief Executive Officer, the Compensation Committee took into account Mr. Hunnicutt's employment agreement, which establishes his base compensation from year to year. The Company may consider and declare from time to time increases in Mr. Hunnicutt's base compensation, and if operating results of the Company are significantly less favorable in a given year, may decrease the base compensation of executive officers generally, including Mr. Hunnicutt. In determining Mr. Hunnicutt's compensation, the Compensation Committee considered the effects of inflation, adjustments to the salaries of other senior management personnel and Mr. Hunnicutt's past performance and the contribution which he made to the business and profits of the Company during fiscal year 1997. The Company's performance in 1997 reflected net income of $7.4 million, or $1.03 per share of Common Stock, an increase of

2.8% over net income for 1996 of $7.2 million, and an appreciation in the price of the Common Stock from $13.50 per share on December 31, 1996 (adjusted for stock splits prior to February 13, 1998) to $19.75 per share on December 31, 1997, an increase of 46.3%. The Company significantly expanded its operations during 1997 with the acquisition of Irwin Bankcorp, Inc. and the Douglas, Georgia branch of NationsBank, which together increased the Company's total assets from $673 million in 1996 to $692 million in 1997, an increase of 3%. The Company experienced an increase in total loans of 8% from $446 million in 1996 to $483 million in 1997 and an increase in total deposits of 4% from $578 million in 1996 to $600 million in 1997. The Company also maintained a net interest margin of 5.4% for 1997, which the Company believes is high by industry standards. Accordingly, the Compensation Committee awarded Mr. Hunnicutt an annual incentive bonus of $54,278 and increased Mr. Hunnicutt's base salary by 15.0% for 1998. Mr. Hunnicutt did not participate in the deliberations of the Compensation Committee concerning his compensation.

         Submitted by the Compensation Committee on February 17, 1998

                             Eugene M. Vereen, Jr.
                             Kenneth J. Hunnicutt
                               Willard Lasseter
                                John M. Mobley
                               Doyle Weltzbarker

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the change in the cumulative total shareholder return on the Common Stock against the cumulative return of the NASDAQ Stock Market (US Companies) and the index of Nasdaq Bank Stocks for the period commencing May 19, 1994 through December 31, 1997. In May 1994, the Company sold 747,500 shares of Common Stock pursuant to a registered public offering (the "Offering"). Prior to the Offering, quotations for the Common Stock were not reported on any market, and there was no established public trading market for the Common Stock. The graph shows the value at December 31, 1992, December 31, 1993, December 30, 1994, December 29, 1995, December 31, 1996, and December 31, 1997 assuming an investment of $100 on May 19, 1994 and reinvestment of dividends and other distributions to shareholders.

                             [GRAPH APPEARS HERE]


                                    LEGEND

CRSP Total Returns Index for:           12/31/92  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97
----------------------------            --------  --------  --------  --------  --------  --------
ABC BANCORP                                   --        --      94.4     153.7     186.3     278.8
Nasdaq Stock Market (US Companies)          92.2     106.8     103.6     145.4     178.1     217.9
Nadaq Bank Stocks                           83.7      95.5      95.1     141.6     187.0     315.9

Notes:
          A. The lines represent montly index levels derived from compounded daily returns that include all dividends.
          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
          C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
          D.   The index level for all series was set to $100.0 on 5/19/94.

   PROPOSAL II: AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS (I) TO
    PROVIDE THAT VACANCIES ON THE BOARD SHALL BE FILLED BY THE DIRECTORS IN OFFICE; (II) TO PROVIDE THAT A MAJORITY OF THE BOARD CONSTITUTES A QUORUM
     THEREOF; (III) TO PROVIDE THAT THE SHAREHOLDERS MAY REMOVE A DIRECTOR ONLY FOR CAUSE; (IV) TO REQUIRE ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS TO THE BOARD; AND (V) TO REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST 75% OF
       THE SHAREHOLDERS TO MODIFY, AMEND OR REPEAL THE FOREGOING OR THE PROVISIONS OF THE BYLAWS WITH RESPECT TO THE CLASSIFICATION AND STAGGERED
                            TERMS OF THE DIRECTORS

  The Board has adopted resolutions unanimously approving and recommending to the Company's shareholders for their approval (i) amendments to the Company's Articles of Incorporation, as amended (the "Articles") and Bylaws, as amended (the "Bylaws"), to provide that any vacancy on the Board shall be filled by the directors remaining in office; (ii) amendments to the Articles and the Bylaws to provide that a majority of the directors would constitute a quorum of the Board; (iii) amendments to the Articles and the Bylaws to provide that a director may be removed only for cause; (iv) an amendment to the Bylaws to provide that advance notice of shareholder nominations to the Board must be given to the Company and certain information provided in connection therewith; and (v) an amendment to the Articles to provide that the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the Company's capital stock then entitled to vote in an election of director, voting as a single class, shall be required to alter, amend or repeal the provisions of the Articles and the Bylaws with respect to the foregoing and the provisions of the Bylaws with respect to the classification and staggered terms of the directors, or to adopt any provision inconsistent with any of the foregoing ("Proposal II"). This Proposal II is qualified in its entirety by reference to the terms of the proposed amendments to the Articles, which are set forth in Appendix A attached hereto and incorporated herein by this reference, and the terms of the proposed amendments to the Bylaws, which are set forth in Appendix B attached hereto and incorporated herein by this reference.

  Subject to the Georgia Business Corporation Code (the "GBCC") and the terms of the Company's shares then outstanding, Proposal II expressly delegates to incumbent directors sole power to fill vacancies whether occurring by an increase in the number of directors or otherwise (except in cases where directors are removed by the shareholders for cause). A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. A director elected to fill a newly created directorship would hold office until the next election for the class to which such director was elected. If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible.

  Proposal II, if approved, would also provide that a majority of the directors would constitute a quorum for the transaction of business. The Bylaws presently provide that a majority of the directors shall constitute a quorum, but the Bylaws may be amended by the holders of a majority of the Company's total authorized voting power.

  Under the GBCC, directors serving on a classified board may be removed by the shareholders only for cause unless the articles of incorporation provide otherwise. The Articles currently do not address the removal of a director by the shareholders, and the Bylaws provide that a director may be removed with or without cause. In order to remove any ambiguity with respect to the removal of directors, the Board proposes to (i) amend the Articles by adding a new
Article XII to provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least a majority of all outstanding shares of capital stock of the Company, and (ii) amend the Bylaws by deleting the words "or without" from the third line of Article III, Section 9 thereof.

  The Board also proposes to amend the Bylaws to provide a notification procedure to follow for shareholder nominations of directors to serve on the Board. Proposal II provides that nominations of persons for election to the Board may be made by or at the direction of the Board or by any shareholder of record entitled to vote in the election of directors. However, Proposal II also provides a special procedure for shareholder nominations which is not applicable to nominations by or at the direction of the Board. Shareholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Company not less than 120 days in advance of the date which is one year later than the date of the proxy statement of the Company released to shareholders in connection with the previous year's annual meeting (or by other specified dates in certain circumstances, including a meeting which is not an annual meeting).

  Proposal II further provides that the notice must set forth certain information concerning such shareholder and the nominee(s), including their names, ages, addresses, occupations, and stock ownership in the Company, a description of all arrangements and understandings between the shareholder and each nominee and any other person relating to the proposed nomination, any other information that would be required to be included in solicitations of proxies for the election of directors of the Company, and the consent of each nominee to being named as a nominee and to serve as a director of the Company if elected. The chairman of the meeting must refuse to accept the nomination of any person not made in compliance with the foregoing procedure.

  The Board also proposes to amend the Articles and the Bylaws to limit the shareholders' ability to repeal the foregoing amendments to the Articles and the Bylaws and the provisions of the Bylaws with respect to the classification and staggered terms of the directors. Under the GBCC, amendments to the Articles generally require approval of the holders of a majority of the outstanding stock entitled to vote on such amendments and of the outstanding stock of each class (if any) entitled to vote on such amendments as a class, and the Bylaws provide that amendments thereto may be approved by the affirmative vote of a majority of the shares having voting power with respect to such amendments at the meeting at which such amendments are considered. As permitted by the provisions of the GBCC, Proposal II provides that the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock of the Company then entitled to vote in an election of directors, voting as a single class, shall be required for the alteration, amendment or repeal of the provisions contained in the Articles and the Bylaws with respect to the matters set forth in Proposal II (which includes the requirement for such 75% vote) and the provisions of the Bylaws with respect to the classification and staggered terms of the directors, or for the adoption of any provision in the Articles or the Bylaws inconsistent with any of the foregoing. This required vote is in addition to any separate class vote that might in the future be accorded by the Board to any class or series of preferred stock of the Company which might be outstanding at the time any such alteration, amendment, repeal or adoption of inconsistent provisions is submitted to shareholders for a vote. However, except to the extent specified in Proposal II with respect to alteration, amendment or repeal of the provisions thereof or the adoption of inconsistent provisions, as set forth above, Proposal II will not affect (i) the concurrent authority of the Board and the shareholders to alter, amend or repeal Bylaws of the Company and (ii) the vote required for the exercise of such powers by the Board or the shareholders.

  The Board believes that the adoption of Proposal II is advantageous to the Company and its shareholders for a number of reasons.

  Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. Accordingly, the Company has taken action to discourage such activities.

  On February 17, 1998, the Board declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of Common Stock. The dividend is payable on the Record Date to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Shares"), of the Company at a price of $81.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and SunTrust Bank, as Rights Agent.

  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons have acquired such beneficial ownership of the outstanding Common Stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The Rights are not exercisable until the Distribution Date, and the Rights will expire on March 6, 2008, unless such expiration date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

  The distribution of the Rights was designed to protect the shareholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board believes are not in the best interests of the shareholders by providing for certain rights to acquire the Preferred Shares (and by conversion thereof, the Common Stock) or the securities of an Acquiring Person upon the occurrence of certain events. The Rights, however, should they become exercisable, could deter an acquisition attempt by which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then current market price for such shares.

  In addition to the foregoing, the provisions classifying the Board and staggering the terms of the directors, which were approved by the shareholders last year, discourage potential purchasers because such provisions operate to delay the purchaser's ability to obtain control of the Board by requiring a purchaser to take two annual meetings of the shareholders to elect a majority of the Board.

  Proposal II would similarly delay shareholders who do not approve of policies of the Board from replacing a majority of the directors, unless they can show cause, obtain the requisite vote and then convince the remaining directors to elect more acceptable replacements. For the same reasons, the adoption of Proposal II may also deter certain mergers, tender offers and other takeover attempts, the assumption of control by a holder of a larger block of the Common Stock or the removal of incumbent management, one or more of which some or a majority of the holders of the Company's voting stock may deem to be in their best interests.

  The Articles and the Bylaws presently do not address shareholder nominations. The advance notice requirement of Proposal II, by regulating shareholder nominations at any meeting of shareholders, affords the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications. Although Proposal II does not give the Board any power to approve or disapprove of shareholder nominations of persons for election as directors, Proposal II may have the effect of precluding a contest for the election of directors if the procedures established by Proposal II are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its shareholders. In addition, this provision would prevent the nomination at a shareholder's meeting of a candidate as to whom no information had been provided or made available in advance to the Company's shareholders, many of whom typically vote by proxy and do not personally attend the meeting and therefore would have no opportunity to obtain information about such candidate.

  The requirement in the Articles of an increased shareholder vote on alteration, amendment or repeal of the provisions of the Articles and the Bylaws with respect to the foregoing matters and the classification and staggered terms of the directors or the adoption of inconsistent provisions, will give minority shareholders a veto power over any changes to such provisions, or the adoption of inconsistent provisions, even if the Board or a simple majority of the shareholders favors such changes or inconsistent provisions. However, such requirement will also prevent a shareholder with less than the requisite majority of voting stock from avoiding the requirements of the provisions of Proposal II by simply repealing them.

  The Board has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. In addition, there has been no problem in the past or at the present time with the Board's continuity or stability. However, the Board believes that adopting Proposal II is prudent, advantageous and in the best interests of shareholders because Proposal II, together with the provisions of the Bylaws that provide for a classified Board and staggered terms, will give the Board more time to fulfill its responsibilities to shareholders, and it will provide greater assurance of continuity and stability in the composition and policies of the Board. The Board also believes such advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of the Company.

  In proposing the amendments to the Articles and the Bylaws summarized in Proposal II, the Board unanimously recommended that such proposed amendments be submitted to the Company's shareholders for approval. As noted herein, however, certain of these provisions might make it significantly more difficult to change control of the Board. Accordingly, to the extent that management might be deemed to benefit from the increased protections afforded by such proposed amendments, the Board might be viewed as having a conflict of interest in recommending such proposed amendments to the shareholders for approval.

  Approval of Proposal II requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote "FOR" Proposal II. If approved by the shareholders, the amendment to the Articles will become effective upon filing with the Secretary of State of Georgia Articles of Amendment to the Company's Articles of Incorporation, which filing is expected to take place promptly after the Annual Meeting. If approved by the shareholders, the Board plans to adopt various conforming amendments to the Bylaws, which will become effective immediately upon adoption by the Board.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL
II.

             PROPOSAL III: RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Company has appointed Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC ("Mauldin & Jenkins"), as its independent accountants for the fiscal year ended December 31, 1997. Mauldin & Jenkins has served as the Company's independent accountants since 1985. Service provided to the Company and its subsidiaries by Mauldin & Jenkins in the fiscal year ended December 31, 1996 included the examination of the Company's consolidated financial statements, limited review of quarterly reports, services related to filings with the Securities and Exchange Commission (the "SEC") and consultation with respect to various tax matters.

  Representatives of Mauldin & Jenkins will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

  Ratification of the appointment of Mauldin & Jenkins as the Company's independent accountants for the fiscal year ended December 31, 1997 requires the affirmative vote of a majority of votes cast by the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote. Unless otherwise specified, the proxy holders designated in the proxy will vote the shares covered thereby at the Annual Meeting "FOR" ratification of the appointment of Mauldin & Jenkins. In the event that the shareholders do not ratify the appointment of Mauldin & Jenkins, the appointment will be reconsidered by the Audit Committee and the Board.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL
III.

                             CERTAIN TRANSACTIONS

  The Company and the Banks have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors and officers of the Company and the Banks and their associates, including corporations, partnerships and other organizations in which such directors and officers have an interest. At December 31, 1997, certain officers and directors, and companies in which such officers and directors have a 10% or more beneficial interest, were indebted to the Banks in the aggregate amount of approximately $6,285,450. The Board believes that the terms of such loans (including interest rates, collateral and repayment terms) are fair and equitable and are substantially the same as terms prevailing at the time such loans were made for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

  Since November 1, 1991, the Company has leased a building from Mr. Hunnicutt and an unrelated third party that is used as the Company's operations center in Moultrie, Georgia. On November 1, 1996, the Company renewed the lease increasing the monthly rent payments from $2,500 to $3,334 per month. Rent payments under the lease, which expires on November 1, 2001, totalled $40,000 for 1997 and will total $40,000 per year thereafter, payable in monthly installments of $3,334 each.

  Since February 1996, the Company has leased a building from Mr. Hunnicutt and an unrelated third party that is used for storage and office space for the Company's Facilities Manager in Moultrie, Georgia. The lease for this space is on a month-to-month basis, with annual rent payments of $7,200, payable in monthly installments of $600 each.

                             SECTION 16 REPORTING

  Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all the Company's officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

  The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the Notice of Annual Meeting of Shareholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual Meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposal intended to be presented at the 1999 Annual Meeting of Shareholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than December 4, 1998. Any such proposal must comply in all respects with the rules and regulations of the SEC.

                           ANNUAL REPORT ON FORM 10-K

  Upon receipt of a written request, the Company will, without charge, furnish any owner of Common Stock a copy of its Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 1997, including financial statements and the schedules thereto. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the front of this Proxy Statement.


                                       By Order of the Board of Directors


                                       /s/ Willard Lasseter
                                       Willard Lasseter, Chairman

Moultrie, Georgia
March 20, 1998

                                  APPENDIX A

                                    FORM OF
                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                                  ABC BANCORP
                            (A GEORGIA CORPORATION)

                                      I.

  The name of the corporation is ABC Bancorp (the "Corporation").

                                      II.

  The Articles of Incorporation of the Corporation are hereby amended by adding the following as Article XII. thereof:

                                     "XII.

    (1) Vacancies on the Board of Directors of the Corporation and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors of the Corporation may be filled only by a majority of the directors, then in office, although less than a quorum, or by a sole remaining director.

    (2) Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause.

    (3) Any director or the entire Board of Directors of the Corporation may be removed from any office at any time but only for cause and only by the affirmative vote of the holders of at least a majority of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class.

    (4) A majority of total directors shall constitute a quorum for the transaction of business."

                                     III.

  The Articles of Incorporation of the Corporation are hereby amended by adding the following as Article XIII. thereof:

                                    "XIII.

    Notwithstanding any provisions of these Articles of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class, shall be required to alter, amend or repeal the provisions of
  Article XII hereof, this Article XIII or Article III, Section 2 of the Bylaws of the Corporation or to adopt any provision of these Articles of Incorporation or the Bylaws of the Corporation which is inconsistent with the provisions of Article XII hereof, this Article XIII or Article III,
  Section 2 of the Bylaws of the Corporation."

                                  APPENDIX B

                    PROPOSED ABC BANCORP BYLAWS AMENDMENTS

 1. The Bylaws of ABC Bancorp shall be amended by deleting Article III,
Section 2 in its entirety and substituting the following in lieu thereof:

    "Section 2. Number, Election, Term and Retirement; Nominations by Shareholders. (a) The number of directors which shall constitute the whole Board of Directors shall be not less than seven nor more than 15. The Board of Directors of the corporation shall be divided into three classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board of Directors, each Class 1 director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur. The number of directors may be increased or decreased from time to time by the Board of Directors by amendment of this by-law, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of shareholders, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the corporation. Employees of subsidiary corporations shall not be eligible to serve as directors. With the exception of Eugene M. Vereen, Jr., each director shall retire at the annual meeting following the date such director attains the age of 70.

    (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders of the Corporation either by or at the direction of the Board of Directors of the Corporation or by any shareholder or record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Section 2(b). A shareholder who desires to nominate a person for election to the Board of Directors of the Corporation at a meeting of shareholders of the Corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the secretary of the Corporation. To be timely, a shareholder's notice given pursuant to this Section 2(b) must be received at the principal executive office of the Corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the Corporation released to shareholders in connection with the previous year's annual meeting of shareholders of the Corporation; provided, however, that if no annual meeting of shareholders of the Corporation was held in the previous year or if the date of the forthcoming annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of shareholders of the Corporation, then to be timely such shareholder's notice must be so received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the forthcoming meeting was mailed or given to shareholders by or on behalf of the Corporation or (ii) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the Corporation. Such shareholder's notice to the secretary of the Corporation shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person,

  (C) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such person, (D) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation, and (E) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (ii) as to the shareholder giving notice (A) the name and address, as they appear in the stock records of the Corporation, of such shareholder,
  (B) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each nominee for election as director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder, and (D) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the Corporation. At the request of the Board of Directors of the Corporation, any person nominated by or at the direction of the Board of Directors of the Corporation for election as director of the Corporation shall furnish to the secretary of the Corporation the information concerning such nominee which is required to be set forth in a shareholder's notice of a proposed nomination. No person shall be eligible for election as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section 2(b). The chairman of a meeting of shareholders of the Corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Section 2(b), and such defective nomination shall be disregarded."

  2. The Bylaws of ABC Bancorp shall be amended by deleting Article III,
Section 3 in its entirety and substituting the following in lieu thereof:

    "Section 3. Vacancies. Vacancies on the Board of Directors of the Corporation and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors of the Corporation may be filled only by a majority of the directors, then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next election of the class of directors to which such director belongs and until his successor is duly elected and qualified unless sooner displaced."

  3. The Bylaws of ABC Bancorp shall be amended by deleting the words "or without" from the third line of Article III, Section 9 of the Bylaws.

LOGO
                                  ABC BANCORP
                             310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints WILLARD LASSETER and KENNETH J. HUNNICUTT, and each of them, with full power of substitution, the proxies and attorneys of the undersigned at the Annual Meeting of Shareholders of ABC Bancorp to be held on Tuesday, May 12, 1998 (the "Annual Meeting") at Sunset Country Club, Thomasville Highway, Moultrie, Georgia, at 4:15 p.m., local time, and at any adjournment or postponement thereof, and hereby authorizes them to vote as designated below at the Annual Meeting all the shares of Common Stock of ABC Bancorp held of record by the undersigned as of March 6, 1998. The undersigned hereby acknowledges receipt of the Annual Report of the Company for the fiscal year ended December 31, 1997 and the Notice of Annual Meeting and Proxy Statement of the Company for the Annual Meeting.

I.Election of the following nominees to the Board of Directors in Class I for three-year terms of office:


  [_] FOR the                       [_] WITHHOLD
      nominees listed                   AUTHORITY to
      below (except                     vote for the
      as marked to                      nominees
      the contrary                      listed below
      below)

                                    CLASS I

            Johnny W. Floyd                         Daniel B. Jeter

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

LOGO
  IF THIS FORM OF PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS FORM OF PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.
II. Amendments to the Company's Articles of Incorporation and Bylaws (i) to provide that any vacancy on the Board of Directors shall be filled by the directors remaining in office; (ii) to provide that a majority of the directors would constitute a quorum of the Board of Directors; (iii) to provide that a director may be removed only for cause; (iv) to require advance notice of shareholder nominations to the Board of Directors must be given to the Company and certain information provided in connection therewith; and (v) to require the affirmative vote of at least 75% of the shareholders entitled to vote to alter, amend or repeal the provisions of the Articles of Incorporation and Bylaws with respect to the foregoing matters and the provisions of the Bylaws with respect to the classification and staggered terms of the directors, or to adopt any provision of the Articles of Incorporation or the Bylaws inconsistent with any of the foregoing;


     [_] FOR                      [_] AGAINST                [_]  ABSTAIN

III. To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, as the Company's independent accountants for the fiscal year ended December 31, 1997

     [_] FOR                      [_] AGAINST                [_]  ABSTAIN

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
                                    Print Name(s) _____________________________

                                    Signature _________________________________

                                    Signature if Held Jointly _________________

                                    Dated: _____________________________ , 1998
  Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.